Exhibit 10(i)

                            STOCK PURCHASE AGREEMENT
                            ------------------------

THIS AGREEMENT made this 11th day of April, 2000, by and between Public Venture Capital, LLC, a New Jersey Limited Liability Company, hereinafter referred to as "Seller" and Techlabs, Inc., a Florida corporation, hereinafter referred to as "Purchaser" or "Techlabs". HandRes, Inc. a New Jersey corporation (the "Company") and each of the stockholders of the Company named on the signature page hereof (the "Stockholders") shall also execute this Agreement.

                                     RECITAL
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         The Company is in the business of developing technology and, manufacturing, distributing and otherwise providing products and services relating to wireless travel and reservations applications, including those involving the Internet and hand held and portable computers.

         1.       SALE OF SHARES
                  --------------

         Subject to the terms and conditions herein the Seller shall sell to the Purchaser 1,250,000 shares of the Company's Common Stock ("Common Stock"), no par value (the "Purchased Shares"). The Purchased Shares will be offered and sold to the Purchaser without being registered under the Securities Act of 1933, as amended (the "Act"), or in reliance on exemptions therefrom. Moreover, the Purchaser shall be entitled to the benefits of a Company Registration Rights Agreement dated the 28th day of January, 2000, a copy of which is attached as Exhibit A hereto (the "Company Registration Rights Agreement"). The assignment of the Company Registration Rights Agreement to the Purchaser shall be a condition precedent to the Purchaser's obligations hereunder.

         In consideration for the sale of the Purchased Shares by the Seller to the Purchaser hereunder, the Purchaser shall issue to the Seller at the Closing (as hereinafter defined) 300,000 shares of its common stock, $.01 par value per share (the "Purchase Price"). The shares of common stock representing the Purchase Price are being issued to the Seller hereunder pursuant to Rule 506 of Regulation D of the Act. In connection with such issuance, the Purchaser has granted registration rights to the Seller with respect to such common stock pursuant to a Registration Rights Agreement dated the date hereof by and between Purchase and Seller (the "Purchaser Registration Rights Agreement"), a copy of which is attached as Appendix 1 hereto.

         2.       REPRESENTATIONS AND WARRANTIES.
                  ------------------------------

         The Seller represents and warrants to and agrees with the Purchaser that:

         (a) As of the Closing Date, the Company shall have the authorized, issued

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and outstanding capitalization set forth on Schedule 2A. The Company has no subsidiaries; all of the outstanding shares of Common Stock of the Company is duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; there are no classes of capital stock or securities of the Company, other than the Common Stock and the preferred stock set forth on Schedule 2A; all of the Purchased Shares will be validly issued and outstanding; the Purchaser will be vested with good and marketable title to the Purchased Shares, free and clear of all liens, encumbrances, equities and claims, security interests, agreements, rights of third parties or restrictions on transferability ("Liens") (other than those imposed by this Agreement and the Act and the securities or "Blue Sky" laws of certain jurisdictions); there are no (i) options warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests (including preferred stock) in the Company. The Company does not own, directly or indirectly, any shares of capital stock or any other equity or long term debt securities or have any equity interest in any firm, partnership, joint venture or other entity. Moreover, the Purchaser acknowledges the restrictions and other provisions contained in that certain Purchase Agreement by and between the Company and the Seller dated January 28, 2000, as amended pursuant to the Amendment No. 1 To Purchase Agreement dated February 18, 2000 (the "Purchase Agreement"). Such restrictions and provisions shall continue to apply to the shares of Common Stock held by the Seller and the Stockholders immediately following the Closing. The Company, the Seller and the Stockholders hereby agree that the Purchased Shares, upon transfer to the Purchaser at the Closing, shall no longer be subject to any of the terms and conditions set forth in the Purchase Agreement.

         (b) The Company is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own its properties and conduct its business as now conducted; copies of the current Certificate of Incorporation and Bylaws of the Company are attached as Exhibits 2B and 2C hereto. The Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so filed would not, individually or in the aggregate, have a material adverse effect on the era affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Company.

         (c) The Seller has all requisite corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder and to transfer the Company Registration Rights Agreement to the Purchaser. This Agreement, the Company Registration Rights Agreement and the Purchaser Registration Rights Agreement have each been executed and delivered, and constitute the valid and legally binding agreements of the Company and the Seller, enforceable against the Company and the Seller and in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general

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

principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations. The Seller hereby assigns to the Purchaser, and the Purchaser hereby assumes from the Seller, all of the Seller's rights and obligations in, to and under the Company Registration Rights Agreement with respect to the Purchased Shares, and the Company and the Stockholders hereby consent to such assignment and assumption.

         (d) No consent, approval, authorization, order of, license, filing, recording or registration with or exemption by any court or governmental agency or body or third party is required for (i) the issuance and sale by the Seller of the Purchased Shares, or (ii) the consummation by the Company and each of its Stockholders of the other transactions contemplated hereby, except such as have been obtained. and such as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Purchased Shares by the Purchaser. The Seller is not (i) in violation of its certificate of formation or operating agreement, (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, or (iii) in breach of or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument (collectively, a "Contract").

         (e) There is not pending or, to the knowledge of the Company and/or Seller, threatened, any action, suit, proceeding, inquiry or investigation to which the Company is a party, or to which the property or assets of the Company is subject, before or brought by any court, arbitrator or governmental agency or body.

         (f) The Company has filed all necessary federal, state and foreign income and franchise tax returns (the "Returns"), and has paid all taxes shown as due thereon. The Returns accurately reflect in all material respects all liability for taxes of the Company for the periods concerned thereby and there is no tax deficiency that has been asserted against the Company that would have, individually or in the aggregate, a Material Adverse Effect.

         (g) The Company owns all right, title and interest in and to any and all technology, patents, trademarks and intellectual property in any way related to or associated with the Company's Business previously owned in whole or in part at any time by any of the Stockholders, Syvax, Inc. or any affiliate of any of the foregoing, including the intellectual property described in Exhibit 5A (the "Technology"); provided, that no representation is made that there are not any persons or entities with competing ownership claims to any of the Technology, provided, further, that none of the Stockholders has any knowledge of any such competing ownership claims. The Company has good and marketable title to the Technology free and clear of all Liens.

         (h) The Company does not have, nor has it ever had, any employees other

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Rolan Yang, Greg Russo, Eric M Stroud, Edward P Chin, Matthew Nielsen and Peter
Reiter.

         (i) No holder of securities of the Company is currently entitled to have such securities registered under the registration statements required to be filed by the Company pursuant to the Company Registration Rights Agreement other than as expressly permitted thereby.

         (j) Neither the Company, the Seller, nor any of its respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Act) that is or could be integrated with the sale of the Purchased Shares in a manner that would require the registration under the Act of the Purchased Shares or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Purchased Shares or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

         Assuming the accuracy of the representations and warranties of the Parties hereto, it is not necessary in connection with the offer, sale and delivery of the Purchased Shares to the Purchaser in the manner contemplated by this Agreement to register any of the Purchased Shares under the Act.

         3.       THE CLOSING.
                  -----------

         3.1 The "Closing" shall take place at the Purchaser's Office, 3435 Galt Ocean Drive, Ft. Lauderdale, FL 33308, simultaneously with the execution and delivery of this Agreement.

         3.2. Simultaneously with the execution and delivery of this Agreement, at the Closing (or such later date indicated below), the Seller, as applicable, are delivering or causing to be delivered to the Purchaser the following:

                  (i) within ten business days hereof, certificates representing the Purchased Shares;

                  (ii) a duly executed copy of each of this Agreement and the Purchaser Registration Rights Agreement (the "Transaction Agreements");

                  (iii) a copy of the resolutions of the Members of the Seller duly authorizing the execution and delivery of this Agreement and each of the other agreements and documents referred to herein and the performance of the transactions contemplated hereby and thereby, which resolutions shall be certified as true, correct and effective as of the date hereof by the Secretary of the Seller and which shall be satisfactory to the Purchaser; and

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

                  (iv) such other instruments and documents as the Purchaser's Attorney shall reasonably request.

         (b) Simultaneously with the execution and delivery of this Agreement, at the Closing (or such later date indicated below), the Purchaser is delivering to the Company the following:

                  (i) Certificates representing the Purchaser's shares of its Rule 144 Common Stock comprising the Purchase Price, pursuant to Paragraph 1 above; and

                  (ii) A duly executed copy of each of the Transaction Agreements to which the Purchaser is a party.

         4.       Covenants of the Seller.
                  ------------------------

         The Seller covenants and agrees with the Purchaser that:

         (a) Registration of Transfer by the Purchaser. No transfer of the Purchased Shares by the Purchaser (other than transfers pursuant to a Registered Offering) shall be effective (and the Company shall not transfer on its books any such shares) unless (i) the certificates representing such Purchased Shares issued to the transferee shall bear the legends provided herein, if required by such Section. In addition, no transfer of Purchased Shares shall be made by any Purchaser unless such transfer is effected in connection with a Registered Offering or is exempt from registration under Act, and the Company, should it so request, has received a written legal opinion reasonably satisfactory to its counsel that the proposed transfer is exempt from such registration and otherwise complies with all applicable securities laws. No transfer of Purchased Shares shall be effective unless the transferee agrees in writing to be subject to the restrictions of this Section and Section 5.

         (b) Legend. In the event that any shares of Purchased Shares become free of the rights and restrictions imposed by this Agreement, the Purchaser shall be entitled to receive promptly upon presentment to the Company of the certificate or certificates evidencing the same, a new certificate or certificates not bearing the restrictive legend provided for herein. In the event that any shares of Purchased Shares are (i) transferred in connection with a Registered Offering, or (ii) transferred pursuant to an exemption from registration under the Securities Act and the Company has received a written legal opinion, reasonably satisfactory to its counsel, as to the availability of and compliance with such exemption and that such shares need not bear the restrictive legend set forth herein, the Company shall issue a new certificate or certificates representing such securities not bearing such legend.

         5. Legend. Each stock certificate representing shares of Purchased Shares, including any shares upon subsequent transfer, shall bear the following legend:

         THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN

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

REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY BE OFFERED, PLEDGED, SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE ACT AND SUCH LAWS, OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

         6. Purchaser's Representations. The Purchaser represents and warrants that:

         (a) The Purchaser understands that (i) the Common Stock have not been registered under the Act or registered or qualified under applicable state securities laws by reason of their issuance by the Company and the Stockholders, as applicable, in a transaction exempt from the registration and qualification requirements of the Securities Act and applicable state securities laws, and
(ii) the Common Stock may be transferred by the Purchaser only if a subsequent disposition thereof is registered or qualified under the Securities Act and applicable state securities laws or is exempt from such registration or qualification.

         (b) The Purchaser has not employed any broker or finder or similar person in connection with the transactions contemplated by this Agreement.

         (c) The Company has made available to the Purchaser or its representatives all agreements, documents, records and books that the Purchaser has requested relating to an investment in the Common Stock. The Purchaser has had an opportunity to ask questions of, and receive answers from, Persons acting on behalf of the Company and the Stockholders concerning the terms and conditions of this investment. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of its investments in the Common Stock.

         (d) The Purchaser further understands that this Agreement is made with the Purchaser in reliance in part upon the Purchaser's representations to the Company contained in this Section.

         (e) As of the Closing Date, the Purchaser shall have the authorized, issued and outstanding capitalization set forth in its financial statements dated September 30, 1999 (the "Purchaser Financial Statement Date"), a copy of which are attached as Appendix 6A hereto (the "Purchaser Financial Statements"), except that the Purchaser has issued additional shares of common stock since the Purchaser Financial Statement Date such that the number of shares of common stock outstanding is now approximately 7,300,000, but not more than 7,400,000; all of the outstanding shares of Common Stock of the Purchaser is duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; there are no classes of capital stock or securities of the Purchaser except those disclosed in the Financial Statements; all of the shares of common stock of the Purchaser representing Purchase Price will be validly issued and outstanding; the Seller

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

will be vested with good and marketable title to the Purchased Shares, free and clear of all liens, encumbrances, equities and claims, security interests, agreements, rights of third parties or restrictions on transferability ("Liens") (other than those imposed by this Agreement and the Act and the securities or "Blue Sky" laws of certain jurisdictions); except as disclosed in the Purchaser Financial Statements, there are no (i) options warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests (including preferred stock) in the Purchaser. The Purchaser does not own, directly or indirectly, any shares of capital stock or any other equity or long term debt securities or have any equity interest in any firm, partnership, joint venture or other entity.

         (f) The Purchaser is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own its properties and conduct its business as now conducted; copies of the current Certificate of Incorporation and Bylaws of the Purchaser are attached as Exhibits 6B and 6C hereto. The Purchaser is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so filed would not, individually or in the aggregate, have a material adverse effect on the era affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Purchaser.

         (g) The Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and the Purchaser Registration Rights Agreement and perform its obligations hereunder and thereunder and to assume the Company Registration Rights Agreement from the Purchaser. This Agreement has been executed and delivered, and, this Agreement and the Company Registration Rights Agreement as assumed hereunder each constitutes the valid and legally binding agreement of the Purchaser and the Purchaser, enforceable against the Purchaser and the Purchaser and in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

         (h) No consent, approval, authorization, order of, license, filing, recording or registration with or exemption by any court or governmental agency or body or third party is required for (i) the issuance and sale by the Purchaser to the Seller of the shares of common stock representing the Purchase Price, or (ii) the consummation by the Purchaser of the other transactions contemplated hereby, except such as have been obtained and such as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Purchased Shares by the Purchaser. The Purchaser is not (i) in violation of its Articles of Incorporation or bylaws, (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, or (iii) in breach of or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument (collectively, a "Contract").

         (i) There is not pending or, to the knowledge of the Purchaser and/or Purchaser, threatened, any action, suit, proceeding, inquiry or investigation to which the Purchaser is a party, or to which the property or assets of the Purchaser is subject, before or brought by any court, arbitrator or governmental agency or body.

         (j) The Purchaser has filed all necessary federal, state and foreign income and franchise tax returns (the "Returns"), and has paid all taxes shown as due thereon. The Returns accurately reflect in all material respects all liability for taxes of the Purchaser for the periods concerned thereby and there is no tax deficiency that has been asserted against the Purchaser that would have, individually or in the aggregate, a Material Adverse Effect.

         (k) The Purchaser Financial Statements present fairly in all material respects the financial position, results of operations and cash flows of the Purchaser the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. Reel and Swafford (the "Independent Accountants") is an independent public accounting firm within the meaning of the federal securities laws.

         (l) Since the Purchaser Financial Statement Date, except as disclosed in filings with the United States Securities and Exchange Commission, (i) the Purchaser has not incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business, which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Purchaser, (ii) the Purchaser has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than with respect to any of such Subsidiaries, the purchase of, or dividend or distribution on, capital stock owned by the Company), (iii) there shall not have been any material change in the capital stock or long-term indebtedness of the Purchaser and (iv) no event or circumstance has occurred that has had, or could reasonably be expected to have, a material adverse effect on the business or property of the Purchaser.

         (m) The Purchaser does not have any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Purchaser makes or

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

ever has made a contribution and in which any employee of the Purchaser is or has ever been a participant. With respect to such plans, the Purchaser is in compliance in all material respects with all applicable provisions of ERISA.

         (n) The Purchaser (i) makes and keeps accurate books and records and
(ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

         (o) The Purchaser is not and will not be an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

          (p) Immediately after the consummation of the transactions contemplated by this Agreement, the fair value and present fair salable value of the assets of the Purchaser will exceed the sum of its stated liabilities and identified contingent liabilities; the Purchaser is not, and will not be, after giving effect to the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature or (c) otherwise insolvent.

         (q) It is not necessary in connection with the offer, sale and delivery of the common stock of the Purchaser representing the Purchaser Price being transferred to the Seller in the manner contemplated by this Agreement to register any of such common stock under the Act.

         (r) The Purchaser has not taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the securities of the Purchaser being transferred to the Seller hereunder as the Purchase Price.

         (s) No filing made by the Purchaser with the United States
Securities and Exchange Commission or state government or agency regulating securities (including reports on Form 10-K or 10-Q) includes any statement that is misleading in any material respect or omits any information that makes such filing misleading in any material respect.

         7.       Indemnification and Contribution.
                  ---------------------------------

         (a) Indemnification by the Seller. The Seller agrees to indemnify and hold harmless (i) the Purchaser; (ii) each Person, if any, who controls (within the meaning of

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

Section 15 of the Act or Section 20 of the Act) any such Person referred to in clause (i) (any such Person referred to in this clause (ii), a "Controlling Person"); and (iii) the respective officers, directors, managing directors, stockholders, partners, employees, representatives, trustees, fiduciaries and agents of any Person referred to in clause (i) or any such Controlling Person (any such Person referred to in clause (i), (ii) or (iii), a "Purchaser Indemnified Person") against any losses, claims, damages or liabilities, joint or several, to which such Purchaser Indemnified Person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any inaccuracy in any of the representations and warranties of the Seller contained herein and (B) the failure of the Seller to perform its obligations hereunder and will reimburse each such Purchaser Indemnified Person for any reasonable legal and other expenses incurred by such Purchaser Indemnified Person in connection with investigating or defending any such action or claims as such expenses are incurred. Notwithstanding anything to the contrary contained herein, any claim against Seller under this Agreement for breach of a representation or warranty contained herein shall be made within two years after the date hereof. Notwithstanding anything to the contrary contained herein, the Seller's obligations to indemnify the Purchaser shall be limited as follows: (i) the Seller shall not be liable for any claims, damages or losses arising from any breach of a representation or warranty as to the assets, financial condition or securities of the Company unless the Seller has received indemnification under the Purchase Agreement for such breach, and is able to recover the related claim, damage or loss under such Purchase Agreement indemnification provisions, it being understood that the Seller is under no obligation to seek such indemnification if, in its sole discretion, it deems recovery unlikely or unadvisable, (ii) the aggregate amount of the indemnification by Seller hereunder shall be limited to an amount equal to the number of shares of the Purchaser's common stock representing the Purchase Price multiplied by the average trading price per share of such stock for the five business days preceding and including the date of the Closing, and (iii) the Seller shall not be obligation to indemnify the Purchaser until the aggregate amount of damages, claims and losses exceeds $5,000.

         (b) Indemnification by the Purchaser. The Purchaser agrees to indemnify and hold harmless (i) the Seller; (ii) each Controlling Person of the Seller; and (iii) the respective officers, directors, employees, representatives and agents of the Seller and each of its Stockholders or any such Controlling Person (any such Person referred to in clause (i), (ii) or (iii), a "Company Indemnified Person") against any losses, claims, damages or liabilities, joint or several, to which such Company Indemnified Person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any inaccuracy of any of such Purchaser's representations and warranties contained herein and will reimburse the Seller Indemnified Persons for any legal and other expenses reasonably incurred by the Seller Indemnified Persons in connection with investigating or defending any such actions or claims as such expenses are incurred. Notwithstanding anything to the contrary contained herein; any claim against the Purchaser under this Agreement for breach of a representation or warranty contained herein shall be made within two years after the date hereof, except for claims resulting from the willful misconduct or fraud of the Purchaser.

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

         (c) Notifications and Other Indemnification Procedures. Promptly after receipt by a Purchaser Indemnified Person or a Company Indemnified Person (each "Indemnified Person") of notice of the commencement of any action, such Indemnified Person shall, if a claim in respect thereof is to be made against an indemnifying party under Section 7(a) or Section 7(b), as applicable, notify such indemnifying party in writing of the commencement thereof, but the omission so to notify the Indemnifying party will not relieve it from any liability that it may have to any Indemnified Person otherwise than under Section 7(a) or
Section 7(b), as applicable, or to the extent it is not materially prejudiced as approximate result of such failure. In case any such action is brought against any Indemnified Person and it shall notify an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it shall elect within 30 days after receiving any such notification, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnified Person (who shall not, except with the consent of the Indemnified Person, be counsel to the indemnifying party, which consent shall not be unreasonably withheld), and, after notice from the indemnifying party to such Indemnified Person of its election so to assume the defense thereof, the indemnifying party shall not be liable to such Indemnified Person under such paragraph for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Person, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless (i) the Indemnified Person shall have been advised by counsel that representation of the Indemnified Person by counsel provided by the indemnifying party would be inappropriate due to actual or potential conflicting interests between the indemnifying party and the Indemnified Person, including situations in which there are one or more legal defenses available to the Indemnified Person that are different from or additional to those available to the indemnifying party; (ii) the indemnifying party shall have authorized in writing the employment of counsel for the Indemnified Person at the expense of the indemnifying party; or (iii) the indemnifying party shall have failed to assume the defense or retain counsel reasonably satisfactory to the Indemnified Person within a reasonable period of time after receipt of the notice of commencement of any action pursuant to Section 7(a) or 7(b); provided however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Persons, except to the extent that local counsel, in addition to their regular counsel, is required in order to effectively defend against such action or proceeding or as otherwise provided pursuant to this Section. No indemnifying party shall, without the written consent of the Indemnified Person, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Person is an actual or potential panty to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Person from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified Person.

         (d) The rights of the Seller and the Purchaser under this Section 7 shall be the sole and exclusive remedy of the Seller and the Purchaser, respectively, with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Seller or the Purchaser, respectively in this Agreement.

         8. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the any party hereto, any of its officers or directors, or any controlling person referred to herein, (ii) delivery of and payment for the Purchased Shares or the Purchase Price, or (iii) any sale, transfer or other disposition of any Purchased Shares or common stock representing the Purchase Price by either the Seller or the Purchaser.

         9. Notices. All communications hereunder shall be in writing and shall be mailed or delivered to:

         If to the Company:                 HandRes, Inc.
                                            146 Notch Road
                                            Oak Ridge, New Jersey 07438
                                            Fax: (630) 566-3333
                                            Attn: President

         With copy to:                      Ansell Zero Grimm & Aaron, PC
                                            1E00 Lawrence Avenue, CN 7807
                                            Ocean Township, New Jersey 07712
                                            Fax: (732) 922-6161
                                            Attn: Michael V. Benedetto, Esquire

         If to the Seller:                  Public Venture Capital, LLC
                                            2444 Highway 34 North
                                            Suite 2
                                            Manasquan, NJ 08736
                                            Fax: 732-292-2885
                                            Attn: President

         With a copy to:                    Dyer Ellis & Joseph PC
                                            600 New Hampshire Avenue
                                            Washington, DC 20037

                                            Fax: (202) 944-3066
                                            Attn: Todd D. Snyder

         If to the Purchaser:               Techlabs, Inc.
                                            3435 Galt Ocean Drive
                                            Ft. Lauderdale, FL 33308
                                            Fax: (954) 630-9133
                                            Attn: Thomas J. Taule

         With copy to:                      David M. Glassberg, Esquire
                                            1570 Madruga Avenue
                                            Suite 211
                                            Coral Gables, FL 33146
                                            Fax: (305) 669-0804

         If to any of the Stockholders, to such Stockholder at the Company's address listed above, as it may be changed as set forth below.

         All such notices and communications shall be deemed to have been duly given: on the date delivered if delivered personally or sent by facsimile (with electronic confirmation by the sending party together with a copy sent by U.S, mail as set forth below). one business day following deposit with a reputable overnight courier, or three business days after deposit in the U.S. mail if mailed by certified or registered mail, return receipt requested. The foregoing addresses may be modified only by providing prior notice to all other parties of such change.

         10. Successors and Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns. Except as provided in this Agreement, no party may assign its rights, obligations and duties under this Agreement, without the written consent of all of the parties hereto.

         11. Applicable Law. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

         12. Entire Agreement. This Agreement (including the Appendices, agreements, documents and instruments referred to herein) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them with respect to the subject matter hereof.

         13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, where upon this letter shall constitute a binding agreement between the Seller, the Purchaser, the Company and the Stockholders.

         The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

                                                 PUBLIC VENTURE CAPITAL COM, LLC


                                                 By: /s/ Stephen Porada
                                                    ---------------------------
                                                    Name: Stephen Porada
                                                    Title: Member

                                                 HANDRES, INC.


                                                 By: /s/ Eric Stroud
                                                     ---------------------------
                                                     Name: Eric Stroud
                                                     Title: President

                                                 TECHLABS, INC.

                                                 By: /s/ Thomas J. Taule
                                                    ---------------------------
                                                    Thomas J. Taule
                                                    Title: Chairman of the Board

                                                 STOCKHOLDERS.


                                                     ---------------------------
                                                     Rolan Yang

                                                     ---------------------------
                                                     Eric Stroud

                                                     ---------------------------
                                                     Greg Russo

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